EXHIBIT 21.1     SUBSIDIARIES OF THE REGISTRANT


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
                                                                            % of Voting
                                                                             Securities
                                                        Jurisdiction of   Held at December
                                                        Incorporation or        31,
Name of Corporation                                      Organization          2000
-----------------------------------                     ----------------     -------

Waterloo Furniture Components Limited ..............       Canada              100

Fort Lock Corporation ..............................       Illinois            100

Timberline Lock, Ltd. ..............................       Illinois            100

CompX Europe B.V ...................................       Netherlands         100
  Thomas Regout Holding B.V ........................       Netherlands         100
    Thomas Regout U.S.A., Inc. .....................       Michigan            100
    Thomas Regout Nederland B.V ....................       Netherlands         100
    Thomas Regout B.V ..............................       Netherlands         100
    Thomas Regout International B.V ................       Netherlands         100

CompX Asia Holding Corporation .....................       Malaysia            100
  Yin Da Slide Co., Ltd. ...........................       Taiwan              100

Chicago Lock Company ...............................       Delaware            100

Chicago Tubar Company ..............................       Delaware            100

CompX SFC, Inc. ....................................       Delaware            100
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